Exhibit 99.1

LEASING FUND
TWELVE, LLC

2007 ANNUAL
PORTFOLIO OVERVIEW

ICON LEASING FUND TWELVE, LLC

- 2007 Annual Portfolio Overview -

Dear Member of ICON Leasing Fund Twelve, LLC:

ICON Leasing Fund Twelve, LLC (“Fund Twelve”) raised $93,670,295 of capital contributions from its initial offering on May 7, 2007 through December 31, 2007. As of December 31, 2007, Fund Twelve had 93,804 limited liability company shares outstanding.

During the reporting period, Fund Twelve continued to operate in its Offering Period, during which time Fund Twelve has continued to raise capital through the sale of its membership interests and to invest the proceeds from the offering. Fund Twelve’s manager, ICON Capital Corp. (the “Manager”)expects to invest most of the net proceeds of the offering in equipment subject to lease or structured financings secured primarily by equipment. The Manager anticipates that most of Fund Twelve’s investments will be in the form of equipment leases. The leased equipment in Fund Twelve’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, or income leases, where Fund Twelve retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Twelve to retain an interest in the future value of the equipment on a leveraged equity basis. The Manager expects that the future value of the equipment in growth leases will be greater than Fund Twelve’s initial cash investment.

Cash generated from these investments will facilitate Fund Twelve’s distributions to its members. Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

After the close of the Offering Period, Fund Twelve will enter its Operating Period, during which time Fund Twelve will continue investing its offering proceeds to the extent that cash is not required for expenses, reserves and distributions to members. Fund Twelve’s Operating Period is anticipated to continue for a period of five years from the closing of the offering, unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Twelve will enter its Liquidation Period, during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global IP solutions provider, is one of only three ICT, or Information and Communications Technology, providers out of 24 companies profiled to garner “outstanding” and “excellent” customer satisfaction ratings across all five categories in the latest Telemark Services Ltd. report titled “ICT Service Supremacy.” (Source: Global Crossing press release dated November 5, 2007; more current information may be available.)

Teekay Tankers Ltd. completed its initial public offering of 11,500,000 shares of Class A Common Stock on December 12, 2007. The 11,500,000 Class A Common Stock shares represent a 46% ownership interest in Teekay Tankers Ltd. Teekay Corporation (“Teekay”) owns the remaining capital stock of Teekay Tankers Ltd. Teekay Tankers Ltd. was recently formed by Teekay to provide international marine transportation of crude oil. (Source: Teekay press release dated December 12, 2007, more current information may be available.)

Investments and Commitments during the Fourth Quarter of 2007

•           On November 30, 2007, Fund Twelve, through a wholly-owned entity, acquired additional state-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing. The purchase price for the equipment was approximately $5,293,000.

•           On December 10, 2007, Fund Twelve acquired substantially all of the machining and metal working equipment of MW Crow, Inc. (“Crow”), a wholly-owned subsidiary of MW Universal, Inc. Fund Twelve acquired the equipment for approximately $4,100,000. The equipment is subject to a 60-month lease with Crow. Crow paid interim rent from December 10, 2008 until the base term of the lease commenced on January 1, 2008.

•           On December 28, 2007, Fund Twelve, through a joint venture with an affiliate, acquired semiconductor manufacturing equipment that is subject to a 60-month lease with Equipment Acquisition Resources, Inc. (“EAR”). Fund Twelve and the affiliate have interests in the joint venture of 55% and 45%, respectively. Fund Twelve initially paid approximately $3,814,000 for its interest in the equipment. EAR is required to pay interim rent until the lease term commences. The lease will commence on the earlier of June 30, 2008 or upon the joint venture acquiring a specific threshold of equipment that will also be leased to EAR.

Financing Facility

Fund Twelve committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”). Solyndra is a privately held manufacturer of solar panels and the financing proceeds will be used to build Solyndra’s new production facility. As of December 31, 2007, Fund Twelve had invested approximately $4,202,000 and is committed to loan additional amounts up to $798,000. In 2008, Fund Twelve loaned an additional $165,000.

The financing facility matures on June 30, 2013 and is secured by the equipment as well as all other assets of Solyndra. The equipment is comprised of two fully automated manufacturing lines that combine glass tubes and thin film semiconductors to produce solar panels. Included as part of the consideration in the acquisition are warrants to purchase 40,290 shares of Solyndra common stock at a price of $4.96 per share. The warrants expire on April 6, 2014.

Portfolio Overview

Fund Twelve’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates. In addition to the investments described above, as of December 31, 2007, Fund Twelve’s equipment portfolio consisted primarily of the following investments:

Income Leases

•           State-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing. Fund Twelve, through a wholly-owned entity, purchased the equipment for approximately $21,294,000. Global Crossing paid interim rent until the base term of the leases commenced on December 1, 2007. All three leases are scheduled to expire on November 30, 2011.

•           Machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LC”) and Crow, both wholly-owned subsidiary of MW Universal, Inc. Fund Twelve acquired the equipment for approximately $18,900,000. The equipment is subject to a 60-month lease with LC and Crow that commenced January 1, 2008.

Growth Leases

•           A 51% interest in one Aframax 98,507 DWT (deadweight tons) product tanker – the Mayon Spirit. Fund Twelve acquired its interest in the vessel through a joint venture with an affiliate. The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse mortgage in the amount of approximately $24,938,000. Simultaneous with the purchase of the Mayon Spirit the vessel was bareboat chartered back to an affiliate of Teekay. The 48-month bareboat charter with an affiliate of Teekay is scheduled to expire in July 2011. Fund Twelve acquired its interest in the Mayon Spirit for approximately $8,472,000 in cash, including costs and expenses incurred in connection with the acquisition.

10% Status Report

As of December 31, 2007 the Mayon Spirit individually constituted at least 10% of the aggregate purchase price of Fund Twelve’s equipment portfolio. The Mayon Spirit is scheduled to remain on bareboat charter during the next year. As of December 31, 2007, the Mayon Spirit bareboat charter had 43 monthly payments remaining. At the time Fund Twelve acquired its interest in the vessel, the vessel was previously commissioned, and to the best of the Manager’s knowledge, the vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under the bareboat charter.

In addition to Mayon, as of December 31, 2007, the assets acquired in the EAR and Crow transactions also individually constituted at least 10% of the aggregate purchase price of Fund Twelve’s equipment portfolio.

Distribution Analysis

During the reporting period, Fund Twelve continued to make monthly distributions at a rate of 9.65% per annum. As the equity is invested, cash from operations will continue to increase. From the inception of the offering period, Fund Twelve has made eight monthly distributions to its members. From the commencement of operations through December 31, 2007, Fund Twelve paid its members approximately $2,040,455 in cash distributions. As of December 31, 2007, a $10,000 investment made at the initial closing, would have received $589 in cumulative distributions representing a return of approximately 5% of such initial investment.

Fund Summary

Start of Offering Period	May 7, 2007
Offering Period End Date	May 7, 2009
Size of offering	$410,800,000
Members as of 12/31/07	2,476

Outlook and Overview

The bareboat charter with an affiliate of Teekay that is scheduled to expire in July 2011 is the next lease scheduled to expire.

As of December 31, 2007, Fund Twelve had $22,154,903 in cash and cash equivalents on hand. The Manager anticipates that Fund Twelve will make several acquisitions in the near future. On a monthly basis, Fund Twelve deducts from cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to members.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

ASSETS

	December 31,
	2007	2006
Current assets
Cash and cash equivalents	$22,154,903	$2,000
Current portion of net investment in finance leases	4,011,408	—
Other current assets	128,945	—
Total current assets	26,295,256	2,000
Non-current assets
Net investments in finance leases, less current portion	17,610,522	—
Leased equipment at cost, (less accumulated depreciation of $1,756,376 and $0)	65,809,766	—
Notes receivable, net	4,087,568
Other non-current assets, net	439,077	—
Total non-current assets	87,946,933	—
Total Assets	$114,242,189	$2,000
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Current portion of non-recourse long-term debt	$4,913,501	$—
Interest rate swap contracts	686,176	—
Deferred revenue	541,830	—
Due to Manager and affiliates	246,926	—
Accrued expenses and other current liabilities	134,620	—
Total current liabilities	6,523,053	—
Non-current liabilities
Non-recourse long-term debt, net of current portion	17,566,769	—
Total Liabilities	24,089,822	—
Minority Interest	10,862,758	—
Commitments and contingencies (Note 14)
Members’ Equity
Manager	(18,392)	1,000
Additional Members	79,657,951	1,000
Accumulated other comprehensive loss	(349,950)	—
Total Members’ Equity	79,289,609	2,000
Total Liabilities and Members’ Equity	$114,242,189	$2,000

ICON Income Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Operations

Year Ended December 31, 2007
Revenue:
Rental income	$3,745,463
Finance income	762,779
Interest and other income	322,073
Total revenue	4,830,315
Expenses:
Management fees – Manager	178,289
Administrative expense reimbursements – Manager	1,346,866
General and administrative	161,497
Interest	704,418
Other financial loss	25,024
Depreciation and amortization	1,860,863
Total expenses	4,276,957
Income before Minority Interest	553,358
Minority interest	(436,506)
Net Income	$116,852
Net income allocable to:
Additional Members	$115,683
Manager	1,169
$116,852
Weighted average number of additional member shares outstanding	47,186
Net income per weighted average additional member share	$2.45

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members’ Equity

	Additional Member Shares	Additional Members	Managing Member	Accumulated Other Comprehensive Loss	Total
Opening balance, January 1, 2006	—	$—	$—	$—	$—
Proceeds from issuance of additional members shares	1	1,000	—	—	1,000
Proceeds from issuance of managing members shares	—	—	1,000	—	1,000
Balance, December 31, 2006	1	1,000	1,000	—	2,000
Net income		115,683	1,169		116,852
Change in valuation of interest rate swap contracts				(349,950)	(349,950)
Total comprehensive loss					(233,098)
Proceeds from issuance of additional members shares	93,805	93,670,295	—	—	93,670,295
Redemption of additional member shares	(1)	(1,000)			(1,000)
Sales and offering expenses	—	(12,087,572)	—	—	(12,087,572)
Cash distributions to members	—	(2,040,455)	(20,561)	—	(2,061,016)
Balance, December 31, 2007	93,805	$79,657,951	$(18,392)	$(349,950)	$79,289,609

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Cash Flows

Year Ended December 31, 2007
Cash flows from operating activities:
Net Income	$116,852
Adjustments to reconcile net income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(3,261,468)
Finance income	(762,779)
Depreciation and amortization	1,860,863
Interest expense on non-recourse financing paid directly to lenders by lessees	693,217
Minority interest	436,506
Changes in operating assets and liabilities:
Net investment in finance leases	1,142,760
Other assets	(164,163)
Accrued expenses and other liabilitites	132,620
Deferred revenue	541,830
Due to Manager and affiliates	246,926
Net cash provided by operating activities	983,164
Cash flows from investing activities:
Purchase of equipment	(63,961,271)
Investment in leases and equipment to be leased	(823,875)
Investment in notes receivable	(4,328,300)
Net cash used in investing activities	(69,113,446)
Cash flows from financing activities:
Issuance of additional member shares, net of sales and offering expenses paid	81,581,723
Investments by minority interests in joint venture	10,762,478
Cash distributions to members	(2,061,016)
Net cash provided by financing activities	90,283,185
Net increase in cash and cash equivalents	22,152,903
Cash and cash equivalents, beginning of the year	2,000
Cash and cash equivalents, end of the year	$22,154,903

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows

Year Ended December 31, 2007
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt paid directly to lenders by lessees	$3,128,000
Non-cash portion of equipment purchased with non-recourse debt	$24,938,433

Transactions with Related Parties

Fund Twelve has entered into certain agreements with the Manager and ICON Securities Corp., a wholly-owned subsidiary of the Manager, whereby Fund Twelve pays certain fees and reimbursements to those parties. The Manager is entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 to $100,000,000, 1.5% of capital between $100,000,001 and $200,000,000, 1.0% of the capital raised between $200,000,001and $250,000,000 and 0.5% of the capital raised over $250,000,000. ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of Fund Twelve’s Limited Liability Company Agreement, Fund Twelve pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Fund Twelve or through its joint ventures, and (ii) acquisition fees, through the end of the Operating Period, of 3% of the gross value of Fund Twelve’s acquisitions. In addition, the Manager will be reimbursed for administrative expenses incurred in connection with Fund Twelve’s operations.

The Manager performs certain services relating to the management of Fund Twelve’s equipment leasing and financing activities. Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are for costs incurred by the Manager or its affiliates that are necessary to Fund Twelve’s operations. These costs include the Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to Fund Twelve based upon the percentage of time such personnel dedicate to Fund Twelve. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager and expenses for rent, depreciation or utilities of the Manager.

The Manager also has a 1% interest in Fund Twelve’s profits, losses, distributions and liquidation proceeds. Fund Twelve paid distributions to the Manager of $20,561 for the year ended December 31, 2007. The Manager’s interest in Fund Twelve’s net income for December 31, 2007 was $1,169.

Fees and other expenses paid or accrued by Fund Twelve to the Manager or its affiliates for the year ended December 31, 2007, were as follows:

Entity	Capacity	Description	Commencement of Operations through December 31, 2007
ICON Capital Corp.	Manager	Organizational and offering expenses (1)	$2,841,757
ICON Securities Corp.	Dealer Manager	Underwriting fees (1)	$1,849,163
ICON Capital Corp.	Manager	Acquisition fees (2)	$2,090,934
ICON Capital Corp.	Manager	Administrative expense reimbursements (3)	$1,346,866
ICON Capital Corp.	Manager	Management fees (3)	$178,289

(1) Amount charged directly to members’ equity.

(2) Amount capitalized and amortized to operations.

(3) Amount charged directly to operations.

Your participation in Fund Twelve is greatly appreciated and we look forward to sharing future successes.

Sincerely

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and	Co-President and
Co-Chief Executive Officer	Co-Chief Executive Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

* Members may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Twelve’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.